Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Converted Organics Inc. on Form S-8 (No. 333-151505) and on Form S-3 (No. 333-158784) of our report dated March 30, 2010, relating to the consolidated financial statements of Converted Organics Inc. appearing in the Annual Report on Form 10-K for the years ended December 31, 2009 and 2008.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
March 30, 2010